UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 28, 2005



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                     1-4626                    13-1534671
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                       Identification Number)



                 205 Chubb Avenue, Lyndhurst, New Jersey 07071
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            (Address of principal executive office)     (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                      N/A
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         (Former name or former address, if changed since last report)

Item 8.01 Other Events

     On September 28, 2005, Harvey Electronics, Inc. (the "Company") issued a release announcing the termination of plans to implement reverse and forward stock splits. A copy of the release is attached as Exhibit 99.1.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                HARVEY ELECTRONICS, INC.


                                By:  /s/Joseph J. Calabrese
                                     ------------------------------------
                                     Joseph J. Calabrese, Executive Vice
                                     President, Chief Financial Officer,
                                     Treasurer and Secretary


Date: September 28, 2005

Exhibit 99.1

                            HARVEY ELECTRONICS, INC.
                          Extraordinary. In every way.(TM)

For Immediate Release
September 28, 2005

                        HARVEY ELECTRONICS, INC. REPORTS

     THE TERMINATION OF PLANS TO IMPLEMENT REVERSE AND FORWARD STOCK SPLITS


Lyndhurst, NJ, September 28, 2005 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company". NASDAQ Capital Market symbol: "HRVE") announced that it has withdrawn its recent filing on Schedule 13E-3 and related plans to implement a one-for-ten reverse stock split and a contemporaneous ten-for-one forward stock split (collectively, the "Transaction"), which were described in the preliminary proxy materials filed by the Company on September 9, 2005 with the Securities and Exchange Commission ("SEC").

The Company had planned to obtain shareholder approval of the Transaction at its Annual Meeting to be held on October 21, 2005. The Company has decided to terminate the Transaction as a result of the SEC's recent announcement that it has deferred for one year the need to comply with internal control reports required under Section 404 of the Sarbanes-Oxley Act ("Section 404"). Under the new schedule, the Company will be required to comply with Section 404 requirements in fiscal year 2007.

Mr. Franklin Karp, CEO and President of Harvey Electronics stated, "We are very pleased with the SEC's action postponing the imposition of Section 404, which would have been very onerous for the Company."

Mr. Karp concluded, "The Company plans to move forward with its scheduled 2005 Annual Meeting on October 21, 2005, to effectively approve our Board of Directors and auditors for the coming year."

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Ask about our Trade-In and Trade-Up Program and turn your old ordinary audio components into cash, to be used towards the extraordinary products you have always wanted. Experience a Harvey home theater, including a high-definition plasma flat screen, LCD or DLP television, DVD player and superior audio components controlled by one, easy to operate, remote control and presented in beautifully designed home vignettes, also featuring the finest in audio/video furniture. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952
         Email: mer@skycapitalholdings.com
o        Franklin C. Karp, CEO/President,
         E-mail: fkarp@harveyonline.com or
         Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317


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